UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)

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HYPERDYNAMICS CORPORATION

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(713) 353-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held February 17, 2012

To our stockholders:

The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the “Company”),  will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, Astor Ballroom, on Friday, February 17, 2012 at 8:00 a.m. (CST), for the following purposes:

1.               To elect six directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified, but if Proposal 2 is approved, to elect six directors to serve on our Board of Directors in Class I, Class II, or Class III, with Class I directors to serve until the annual meeting of stockholders for the fiscal year ending June 30, 2012 and the election and qualification of their successors, Class II directors to serve until the annual meeting of stockholders for the fiscal year ending June 30, 2013 and the election and qualification of their successors, and Class III directors to serve until the annual meeting of stockholders for the fiscal year ending June 30, 2014 and the election and qualification of their successors;

2.               To amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to classify the Board of Directors into three classes with staggered terms;

3.               To amend the Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock;

4.               To amend the Certificate of Incorporation to increase the number of shares of common stock, par value $0.001 per share, authorized for issuance from 250,000,000 shares to 350,000,000 shares;

5.               To amend the Company’s 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 5,000,000 shares to 10,000,000 shares;

6.               To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2012; and

7.               To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 3, 2012, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote via the Internet at www.proxyvote.com, by telephone at 1-800-690-6903, or sign, date and return the enclosed proxy card to us promptly.  Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-690-6903, (c) executing and submitting a later-dated proxy card, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

Houston, TX	Robert A. Solberg
January [—], 2012	Chairman of the Board

To assure that your shares of common stock will be voted at the meeting, please indicate your voting instructions: (i) over the Internet at www.proxyvote.com, (ii) by telephone at 1-800-690-6903, or (iii) by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 17, 2012.

The proxy materials are available at: http://www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROXY STATEMENT

HYPERDYNAMICS CORPORATION

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(713) 353-9400

ANNUAL MEETING OF STOCKHOLDERS

To be held February 17, 2012

GENERAL INFORMATION

The proxy (the “Proxy”) included on the enclosed proxy card (the “Proxy Card”) is solicited by and on behalf of the Board of Directors (“Board of Directors” or the “Board”) of Hyperdynamics Corporation (“Hyperdynamics,” the “Company,” “we,” and “us”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, Astor Ballroom, on Friday, February 17, 2012 at 8:00 a.m. (CST), and at any adjournment of the Annual Meeting.  This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about January 12, 2012.

There are six proposals being presented for your consideration at the Annual Meeting:

•                  Proposal 1:  To elect six directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified, but if Proposal 2 is approved, to elect six directors to serve on our Board of Directors in Class I, Class II, or Class III, with Class I directors to serve until the annual meeting of stockholders for the fiscal year ending June 30, 2012 and the election and qualification of their successors, Class II directors to serve until the annual meeting of stockholders for the fiscal year ending June 30, 2013 and the election and qualification of their successors, and Class III directors to serve until the annual meeting of stockholders for the fiscal year ending June 30, 2014 and the election and qualification of their successors;

•                  Proposal 2:  To amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to classify the Board of Directors into three classes with staggered terms;

•                  Proposal 3:  To amend the Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock;

•                  Proposal 4:  To amend the Certificate of Incorporation to increase the number of shares of common stock, par value $0.001 per share, (the “Common Stock”) authorized for issuance from 250,000,000 shares to 350,000,000 shares;

•                  Proposal 5:  To amend the Company’s 2010 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 5,000,000 shares to 10,000,000 shares; and

•                  Proposal 6:  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2012.

As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting.  If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.  In accordance with SEC rules, you may access our proxy materials at www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by telephone at 1-800-690-6903, (iii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iv) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders (via the Internet, telephone or by mail as described above) and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein.  If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your Proxy).  IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER’S SHARES WILL BE VOTED (1) “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN,  (2) “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS,  (3) “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN CONNECTION WITH ISSUING PREFERRED STOCK, (4) “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 250,000,000 SHARES TO 350,000,000 SHARES, (5) “FOR” THE AMENDMENT TO THE COMPANY’S 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 5,000,000 SHARES TO 10,000,000 SHARES,  AND (6) “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters.  You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-690-6903, (c) executing and submitting a later-dated proxy, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of Proxies by telephone or by personal calls or by other means. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

The Board of Directors has set January 3, 2012 as the Record Date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of the Record Date, there were [—] shares of the Company’s Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

The presence, in person or by Proxy, of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting.  Abstentions and “broker non-votes”, which are discussed more fully below, will be treated as shares present at the Annual Meeting for purposes of determining a quorum.

Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present.  The six persons who receive the greatest number of votes of the holders of Common Stock represented in person or by Proxy at the Annual Meeting will be elected directors of Company.  There is no cumulative voting for our directors or otherwise.  Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.

The proposals to approve the amendment to the Company’s Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms, to approve the amendment to the Company’s Certificate of Incorporation, as amended, to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock, and to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 250,000,000 shares to 350,000,000 shares, will be approved if a majority of the votes entitled to vote at the Annual Meeting are voted “FOR” these proposals.  Abstentions and broker non-votes will have the effect of a vote against the proposals to approve the amendments to the Company’s Certificate of Incorporation.  The proposals to amend the Company’s 2010 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 5,000,000 shares to 10,000,000 shares and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2012, as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” these proposals.  Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the amendment to the Company’s 2010 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 5,000,000 shares to 10,000,000 shares or the ratification of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2012.

Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the chairman of the Annual Meeting.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the stockholders’ shares of Common Stock with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Under New York Stock Exchange (“NYSE”) Rule 452, which governs NYSE brokerage members, the election of directors is considered to be a non-routine matter.  We believe that the proposals to approve an amendment to the Company’s Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms, to amend the Company’s Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock, to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 250,000,000 shares to 350,000,000 shares, and to approve the amendment to the Company’s 2010 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 5,000,000 shares to 10,000,000 shares, are considered to be non-routine matters.  Brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker.  For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.”  Because some matters to be voted upon at the Annual Meeting are not considered routine matters under Rule 452, there potentially can be “broker non-votes” at the Annual Meeting.  As more fully discussed above, any “broker non-votes” submitted by brokers or nominees in connection with the Annual Meeting will not impact the outcome of the votes for the election of directors and Proposals 5 and 6 but will have the effect of a vote against Proposals 2, 3, and 4.

Available Information

Upon written request, we will provide, without charge, a copy of our Proxy Statement to any stockholders of record, or to any stockholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this Proxy Statement should be mailed to Jason Davis, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.  We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC.  You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, these materials we file electronically with the SEC are available at the SEC’s website at www.sec.gov.  The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON FEBRUARY 17, 2012

Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our Annual Report are available at http://www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROPOSAL 1.

ELECTION OF DIRECTORS

Nominees

Our Amended and Restated Bylaws provide that the number of directors may be fixed from time to time by resolution of our Board of Directors, or if the number is not fixed, the number shall be three.  The number of directors is currently fixed at six.  Our Certificate of Incorporation, as currently in effect, provides that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified. As described in Proposal 2 below, our Board of Directors has approved, and is submitting to stockholders for approval at this Annual Meeting, an amendment to our Certificate of Incorporation that divides our directors into three classes, with one class standing for election each year for a three-year term.

A Board of six directors is to be elected at this meeting. In the event that the nominees receive a plurality of the votes properly cast in person or by proxy in voting on the election of directors and the proposed amendment to our Certificate of Incorporation establishing a staggered Board is not approved by the requisite vote, the nominees will be elected as directors until the next annual meeting of stockholders.  In the event that the nominees receive a plurality of the votes properly cast in person or by proxy in voting on the election of directors and the stockholders approve the proposed amendment to our Certificate of Incorporation establishing a staggered Board, as described in Proposal 2 below, Herman Cohen and Fred Zeidman will be elected as Class I directors for a one-year term; Lord David Owen and William O. Strange will be elected as Class II directors for a two-year term; and Ray Leonard and Robert A. Solberg will be elected as Class III directors for a three-year term.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “FOR” the nominees listed below.

The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy “FOR” the persons named as management’s nominees for directors of the Company.

Board of Directors

The following table sets forth the name, age, and positions and offices with us of each of our Directors as of the date of this Proxy Statement.  The expiration of each of their current terms as our directors expires at the Annual Meeting.  There is no family relationship between or among any of the Directors and our Executive Officers.  Board of Directors vacancies are filled by a majority vote of the Board of Directors.  We have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Government Relations Committee.

Name		Position	Age

Ray Leonard		Director, CEO and President	58

Robert A. Solberg	*	Director and Non-Executive Chairman	65

Herman Cohen	*	Director	78

Lord David Owen	*	Director	73

William O. Strange	*	Director	69

Fred Zeidman	*	Director	64

*	Independent Director

Ray Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009.  Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009.  From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc.  Mr. Leonard also served as Vice President of Exploration & New Ventures for YUKOS, Russia’s second largest oil company, based in Moscow, Russia from February 2001 to December 2004.  Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001.  Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions.  During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa.  Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Leonard should serve as a director:

Leadership Experience — Mr. Leonard has held numerous roles in key executive management over his career including the Vice President of Exploration for YUKOS and First International Oil, and Senior Vice President of Exploration and Production for MOL.

Industry Experience — Mr. Leonard has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and has presented in numerous international forums on world oil reserves and future industry trends.

Robert A. Solberg was appointed to the Board of Directors in August 2009 and serves as non-executive Chairman of the Board of Directors.  He was the president of Texaco Inc.’s Worldwide Development division from 1998 until his retirement in 2002.  Prior to 1998, Mr. Solberg held senior management positions at Texaco, Inc. for operations in the U.S., the Middle East, Asia, Latin America, West Africa and Europe.  Mr. Solberg retired in July 2010 after serving as a director and the non-executive chairman of Scorpion Offshore, an offshore drilling company that was traded on the Oslo, Norway stock exchange.  Mr. Solberg is also a director and equity participant in JDR Cables Ltd, a privately owned company which supplies custom subsea connection equipment and power cables. Mr. Solberg is a licensed petroleum engineer, and he holds a B.S Degree in Civil Engineering—University of North Dakota (1969).

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Solberg should serve as a director:

Leadership Experience — Mr. Solberg has held various key executive positions with public companies such as the president of Texaco Inc.’s Worldwide Development division and the chairman of Scorpion Offshore.

Industry Experience — Mr. Solberg has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

Herman Cohen was appointed to the Board of Directors in July 2009.  Mr. Cohen has been the owner of Cohen & Woods International since 1998.  At Cohen & Woods International, Mr. Cohen specializes in providing strategic planning services to African governments and companies doing business in Africa.  Mr. Cohen also served as a Senior Advisor to the Global Coalition for Africa from 1993-1998 under contract to the World Bank.  Previous to his position at the World Bank, Mr. Cohen served in the U.S. Foreign Service from 1955-1993.  During his diplomatic career, Mr. Cohen served as the U.S. Ambassador to Senegal and Gambia from 1977 to 1980, and from 1989 to 1993 Mr. Cohen served as assistant secretary of state for African Affairs under President George H.W. Bush.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Cohen should serve as a director:

Leadership Experience — Mr. Cohen has held numerous responsible roles in the US Government including the American Ambassador to Senegal and the U.S. assistant secretary of state for African Affairs.

William O. Strange was appointed to the Board of Directors in November 2010.  Mr. Strange was an audit partner with Deloitte & Touche LLP prior to his retirement in May 2005. He joined the international accounting firm in 1964 and became a partner in 1976. During his 41 years with Deloitte & Touche LLP he specialized in audits of SEC registrants for a variety of publicly traded energy clients in exploration and production, petrochemicals, pipelines and oil services.  Since 2005 he has been engaged in independent financial and accounting consulting services. Mr. Strange is a graduate of the University of Oklahoma and lives in Houston. He is on the Finance and Audit Committee of the Presbytery of the New Covenant, the governing body for Presbyterian Churches in the Gulf Coast area. He has served as the President of the Petroleum Club of Houston and as a member of the Major Cases Committee of the Texas State Board of Public Accountancy.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Strange should serve as a director:

Leadership Experience — Mr. Strange worked over 41 years for Deloitte & Touche LLP, including 29 years as an audit partner.  While at Deloitte & Touche LLP, most of his clients were in the energy industry, including many exploration and production companies and he spent the vast majority of his time working on clients which reported to the SEC.  He has also lived overseas and understands foreign operations.

Financial Experience — In addition to his over 41 years at Deloitte & Touche LLP, Mr. Strange was considered a Senior Technical Partner at Deloitte & Touche LLP.  He has extensive knowledge of energy industry economics and business methods.  He has worked with more than 20 audit committees of public company clients and understands the best practices of audit committees.

Lord David Owen was appointed to the Board of Directors in September 2009.  Since 2002, Lord Owen has been the non-executive chairman of Europe Steel, Ltd., and from 1996 to April 2011, the non-executive director of US Healthcare, Abbott Laboratories, Inc. (NYSE: ABT).  He was also the chairman of YUKOS International U.K. B.V., part of the former Russian oil company, YUKOS, from 2002 until 2005. Prior to that, he was Executive Chairman of Global Natural Energy Ltd, a metals trading company with interests in gasoline stations in the United Kingdom.  Lord Owen was also a member of the advisory board of Terra Firma Capital Partners from 2004 until 2008.  He served as a Member of the British Parliament for 26 years and is currently a Member of the House of Lords.   In Government Lord Owen was  appointed to a number of posts in the British Government including Navy Minister, Health Minister and from 1977 to 1979 British Secretary of State for Foreign and Commonwealth Affairs.  During that time he was heavily involved in diplomatic activity in both South and West Africa.  Lord Owen was the opposition Labor Party spokesman on Energy from 1979 until 1980.  He co-founded the British Social Democratic Party in 1981 and served as its leader from 1983 until 1990.  From 1992-95 he was the EU peace negotiator in the former Yugoslavia.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Lord Owen should serve as a director:

Leadership Experience — Lord  Owen has held numerous responsible roles in the British Government  and international roles. He also has served on various boards of public companies.

Fred Zeidman was appointed to our Board of Directors in December 2009.  Mr. Zeidman was a director from August 2008 to September 2011 for SulphCo Inc., a publicly traded crude oil field technology oil service company.  In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. (“Nova”), a publicly traded biodiesel technology company, and has served in that position until the company’s acquisition in November 2009 and as a Nova director since June 2007.  From August 2009 through November 2009, Mr. Zeidman was appointed Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009.  Mr. Zeidman has been Bankruptcy Trustee of Aremis Soft Corp since 2004.  Mr. Zeidman currently serves as Chairman of the University of Texas Health Science System and is a member of the Board of Directors of Petroflow Inc. and Gravis Oil Corp., each of which is an oil exploration and production company.  Mr. Zeidman served as Chairman of the United States Holocaust Memorial Council from March 2002 through September 2010.  Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009.  Mr. Zeidman has served on the board of Prosperity Bank for 26 years.  He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007.  Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008.  Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Masters in Business Administration degree from New York University.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Zeidman should serve as a director:

Leadership Experience — Mr. Zeidman has served in numerous roles of executive and directorship responsibility including serving on the board of Prosperity Bank for 26 years and acting as Chairman of the United States Holocaust Memorial Council.

Financial Experience — Mr. Zeidman has a Masters in Business Administration degree and was the Chief Restructuring Officer for Transmeridian Exploration.

Executive officers

Paul C. Reinbolt, 55, became our Executive Vice President and Chief Financial Officer in August 2011.  He has over 30 years of previous experience with Marathon Oil Corporation in various management positions in finance, treasury and accounting.  Mr. Reinbolt was appointed Vice President, Finance and Treasurer of Marathon Oil Corporation effective January 2002. Mr. Reinbolt holds a Bachelor of Science degree in accounting and a Master of Business Administration degree in finance from Miami University in Oxford, Ohio.  He is on the board of directors of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd.  He also serves as a member of the Business Advisory Council for the Farmer School of Business at Miami University.

Jason D. Davis, 39, became our Chief Financial Officer, Principal Accounting Officer and Corporate Secretary in July 2009.  In August 2010, Mr. Davis stepped down as the Chief Financial Officer. He currently serves as the Vice President of Finance, Secretary and Treasurer.  Mr. Davis is a licensed certified public accountant and has served in various financial positions for several companies including the Assistant Controller at Isolagen, Inc (AMEX: ILE) from March 2004 to August 2005, the Manager of SEC Reporting at Texas Genco, LLC from August 2005 to June 2006, and the Controller at Particle Drilling Technologies, Inc. (PDRT.PK) from June 2006 to June 2009.  Mr. Davis also served as the interim Chief Financial Officer for Particle Drilling Technologies, Inc. from January 2009 to June 2009.  Mr. Davis was an accountant with Deloitte & Touche LLP after obtaining his BBA in Accountancy and Taxation from the University of Houston in 1997 until 2003.

Michael Palmer, 55, became our Vice President of Operations in May 2010 and in March 2011 was promoted to Senior Vice President of Operations. Mr. Palmer has been working for 30 years in operations and production as a production engineer and manager after graduating from the University of Washington with a degree in Chemical Engineering. He started in the oil industry as a production engineer with Amoco Production Company in 1980 in Powell, Wyoming. During his 19 years with Amoco he worked on various oil projects around the world including the U.S. Gabon, and Russia. Subsequently he went to work for Nations Energy Company for 9 years initially as the head of the Kazakhstan operation before taking over their Azerbaijan project. Michael was named as one of the top 21 oilmen in Kazakhstan during their first 10 years of existence. Prior to coming to work for Hyperdynamics, Michael was the Chief Operating Officer for SIPC (Syria) in Damascus.

David Wesson, 52, became our Principal Accounting Officer in October 2011.  Since 2010, Mr. Wesson has served as our Controller, and he will continue to serve in that capacity.  From 1988-2009, he was employed by Swift Energy Company, serving as Controller from 2001-2009.  He previously worked at Tenneco Oil Company as a Senior Accountant/Financial Analyst.  Mr. Wesson received a BBA in Accounting from Texas Tech University.  He is a member of the Texas Society of Certified Public Accountants.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy “FOR” the persons named as nominees for directors of the Company.

The Board recommends a vote FOR the election of each of the nominees.

BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2010

The Board of Directors held 17 meetings during the fiscal year ended June 30, 2011.

Director Independence

Our Common Stock is listed on the NYSE.  We use SEC Rule 10A-3 and the NYSE definition of Independent Director in determining whether a director is independent in the capacity of director and in the capacity as a member of a board committee.  In determining director independence, we have not relied on any exemptions from any rule’s definition of independence.  In addition to the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, the NYSE rules provide that “Independent Director” means a person other than an executive officer or employee of the company.

Directors serving on our audit committee must also comply with additional NYSE requirements as follows:

(a)                                  The director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

(b)                                 The director is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

We currently have a total of six directors, five of whom are Independent Directors.  Our Independent Directors are: Fred Zeidman, William O. Strange, Robert A. Solberg, Herman Cohen and Lord David Owen.

Board Committees

Committee Assignments

The table below reflects the composition of the committees of the Board.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Government Relations Committee
Robert A. Solberg*	Member	Chairman	Chairman
William O. Strange	Chairman	Member	Member
Ray Leonard				Member
Hon. Lord David Owen			Member	Member
Fred Zeidman	Member	Member	Member
Herman Cohen			Member	Chairman

* Chairman of the Board.

The audit committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls.  The audit committee also reviews and approves the scope and performance of the Company’s independent registered public accounting firm.  Messrs. Zeidman, Solberg and Strange are the members of the Audit Committee.  All committee members are independent.  Mr. Strange is the chairman of the Audit Committee and a financial expert based on his experience as an audit partner at Deloitte & Touche LLP.  The Audit Committee has a written charter, which is available at the Company’s website at www.hyperdynamics.com.  The Audit Committee reviews and assesses the adequacy of the Audit Committee charter annually. During the year ended June 30, 2011, the Audit Committee met three times.

The members of our Compensation Committee are Messrs. Solberg, Zeidman and Strange. Mr. Solberg is the chairman of the Compensation Committee.  All committee members are independent.  During the year ended June 30, 2011, the Compensation Committee met three times.  The Compensation Committee has a written charter, which is available at the Company’s website at www.hyperdynamics.com.

The members of our Nominating and Corporate Governance Committee are Messrs. Solberg, Owen, Zeidman, Strange and Cohen.  Mr. Solberg is the chairman of the Nomination and Corporate Governance Committee.  All committee members are independent. During the year ended June 30, 2011, the Nomination and Corporate Governance Committee met one time.  Though neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board and believes diversity should be considered in the director identification and nominating process.  The Nominating and Corporate Governance Committee has a written charter, which is available at the Company’s website at www.hyperdynamics.com.

The members of our Government Relations Committee are Messrs. Cohen, Leonard and Owen.  Messrs. Cohen and Owen are independent.  Mr. Cohen is the chairman of the Government Relations Committee.  During the year ended June 30, 2011, the Governmental Relations Committee met four times.  The Governmental Relations Committee does not have a charter.

Board Leadership Structure and Risk Oversight

Board of Directors Leadership Structure.  Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer.  Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time.  The Board currently believes that separating the positions of CEO and Chairman is the best structure to fit the Company’s needs.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.  As described above, the Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent directors.  The Board also believes that this structure is preferred by a significant number of the Company’s stockholders.

Board of Directors Risk Oversight.  The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

Members of the Audit Committee:

/s/ Robert A. Solberg
/s/ Fred Zeidman
/s/ William O. Strange

Section 16(a) Beneficial Ownership Reporting compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings.  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2011, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except for the following late filings: (a) Mr. Roger Friedberger was late filing one Form 4 with respect to one transaction, which was subsequently reported on one Form 4; (b) Lord Owen was late filing one Form 4 with respect to one transaction, which was subsequently reported on one Form 4; (c) Mike Palmer was late filing one Form 3 and one Form 4, which were subsequently reported on those forms.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which was filed on Form 10-KSB/A on May 16, 2005.  We will provide without charge a copy of our Code of Ethics upon request.  Such request should be directed in writing to: Jason Davis, Secretary, Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079, voice: (713) 353-9400, fax: (713) 353-9421.  Our Web site is www.hyperdynamics.com.

Certain Transactions, Corporate Governance

Conflicts of Interest

We have a conflict of interest policy governing transactions involving related parties.  In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of independent directors.

We did not enter into any transactions involving amounts in excess of $120,000 (or 1% of the average of our total assets for the last two years), excluding employment relationships, with related parties since July 1, 2010, the beginning of the last fiscal year.

Series B Preferred Stock

On September 29, 2009, we entered into an agreement (the “Series B Agreement”) with the holders of all of our Series B preferred stock in which the Series B holders (i) converted all of their shares of Series B preferred stock into approximately 15,822,222 shares of Common Stock, (ii) agreed to the cancellation of warrants to purchase 1,000,000 shares of Common Stock, (iii) agreed to donate, pursuant to a specified schedule, 2,000,000 shares of Common Stock, issued upon conversion of the Series B preferred stock, and warrants to purchase 1,000,000 shares of Common Stock, to the American Friends of Guinea, a charitable organization that provides support to the people of Guinea, and (iv) agreed to be subject to a nine month lock-up of the 15,822,222 shares of Common Stock received in connection with the conversion of the Series B preferred stock, and any shares that may be received upon exercise of their warrants.  The Common Stock received upon conversion represented a reduction of 2,000,000 shares that otherwise would have been issuable under the original terms of the Series B preferred stock.

Under the terms of the Series B Agreement, if we complete an equity or debt financing in the future of $10,000,000 or more, we also agreed to (i)  pay a previously owed dividend in the aggregate amount of approximately $430,000 to the Series B holders and (ii) subject to market conditions, release from the lock-up provision described above, up to 1,000,000 shares of Common Stock received in connection with the Series B preferred stock conversion in order to allow for resale by the Series B holders.  On April 23, 2010, following our April 20, 2010 registered direct offering, $430,000 was paid to the Series B holders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our executive officers and directors as a group.  At December 19, 2011, we had 156,776,065 shares of Common Stock outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after December 19, 2011 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.  The address of each director & officer named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class

BlackRock, Inc	24,587,638	(1)	15.7%

Ray Leonard	2,399,000	(2)	1.5

Robert A. Solberg	530,600	(3)	*

Lord David Owen	489,660	(4)	*

Herman Cohen	91,000	(5)	*

Fred Zeidman	78,000	(6)	*

William O. Strange	40,000	(7)

Jason Davis	306,000	(8)	*

Michael Palmer	129,467	(9)	*

Paul Reinbolt	—	(10)	*

David Wesson	35,000	(11)	*

Directors and Executive Officers as a group (10 persons)	4,098,727		2.6

* Less than 1%

(1)	Based on the total of Schedules 13F filed for the period ended September 30, 2011. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)	This amount includes: 539,000 shares of Common Stock and options to purchase 1,860,000 shares of Common Stock.

(3)	This amount includes: 146,600 shares of Common Stock and options to purchase 384,000 shares of Common Stock.

(4)	This amount includes: 364,660 shares of Common Stock and options to purchase 125,000 shares of Common Stock.

(5)	This amount includes: 31,000 shares of Common Stock and options to purchase 60,000 shares of Common Stock.

(6)	This amount includes options to purchase 78,000 shares of Common Stock.

(7)	This amount includes 15,000 shares of Common Stock and options to purchase 25,000 shares of Common Stock.

(8)	This amount includes options to purchase 306,000 shares of Common Stock.

(9)	This amount includes 129,467 shares of Common Stock.

(10)	Paul Reinbolt does not own any shares of Common Stock.

(11)	This amount consists entirely of options to purchase shares of Common Stock.

Equity Compensation Plan Information

The following table gives aggregate information under all equity compensation plans of Hyperdynamics as of June 30, 2011.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category	A	B	C
Equity compensation plans approved by security holders	9,274,854	1.85	1,069,480
Equity compensation plans not approved by security holders	—	—	—
Total	9,274,854	1.85	1,069,480

The Stock and Stock Option Plan (the “1997 Plan”) of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001, on January 21, 2005, and on February 20, 2008.  The total number of shares authorized under the 1997 Plan, as amended, was 14,000,000. The Board terminated the 1997 Plan effective upon approval of the 2010 Plan by our shareholders as discussed below.

Shareholders approved the adoption of the 2008 Restricted Stock Award Plan (the “2008 Plan”) at Hyperdynamics’ Annual Meeting on February 20, 2008.  The total number of shares authorized under the 2008 Plan was 3,000,000.  The Board terminated the 2008 Plan effective upon approval of the 2010 Plan by our shareholders as discussed below.

On February 18, 2010, at our annual meeting of stockholders, the board of directors and stockholders approved the 2010 Equity Incentive Plan (the “2010 Plan”). In conjunction with the approval of the 2010 Plan at the annual meeting, the 1997 Plan and 2008 Plan were terminated as of February 18, 2010. The 2010 Plan provides for the grants of shares of Common Stock or incentive stock options and/or nonqualified stock options to purchase our Common Stock or restricted stock to selected employees, directors, officers, agents, consultants, attorneys, vendors and advisors of ours’ or of any parent or subsidiary thereof. Shares of Common Stock, options, or restricted stock can only be granted under this plan within 10 years from the effective date of February 18, 2010. A maximum of 5,000,000 shares are issuable under the 2010 Plan.

The 2010 Plan provides a means to attract and retain the services of participants and also to provide added incentive to such persons by encouraging stock ownership in the Company. Plan grants are administered by the Compensation Committee, who has substantial discretion to determine which persons, amounts, time, price, exercise terms and restrictions, if any.

The following table provides a reconciliation of the securities remaining available for issuance as of June 30, 2011 under the 2010 Plan.

2010 Plan
Shares available for issuance, June 30, 2010	3,851,000
Increase in shares issuable	—
Stock options issued	(2,906,520)
Previously issued shares cancelled or expired	125,000
Plan termination of remaining unissued shares	—
Shares available for issuance, June 30, 2011	1,069,480

The purpose of the 2008 Plan and the 2010 Plan is to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants, directors, and vendors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants, and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the 2010 Plan to augment our compensation packages.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation discussion and analysis for the fiscal year ended June 30, 2011 discusses the compensation for our Named Executive Officers (“NEO’s”) who are reflected in the Summary Compensation Table below and consist of our Chief Executive Officer, Vice President of Finance and Treasurer, and one other executive officer during that year.  In this compensation discussion and analysis, the terms “we” and “our” refer to Hyperdynamics Corporation, and not the Compensation Committee.

Compensation Objectives and Elements

What are the objectives of our executive officer compensation program?

The objectives of the Compensation Committee of the Board of Directors in determining executive compensation are to (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders’ investment.

What is our executive officer compensation program designed to reward?

Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

The elements of compensation that the Compensation Committee uses to accomplish these objectives include base salaries, bonus, and long term incentives in the form of stock and stock options.  We also provide perquisites to certain executives and health and insurance to all employees. The elements of compensation that we offer help us to attract and retain our officers. The specific purpose of each element is outlined below.

Base Salaries

We provide fixed annual base salaries as consideration for each individual’s performance of his or her job duties. Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics’ business.

Bonus

Bonuses may be awarded as part of annual salary and it is a component of variable compensation.  Bonuses are based on goals and objectives that each employee must meet during the fiscal year.  Each employee is given a target bonus percentage and the Compensation Committee and the full Board of Directors determine the awarded bonuses, if any.

Long-term Incentives

We provide long-term incentives in the form of stock and stock options; customarily stock options.  Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with Hyperdynamics’ Common Stock price over the term of the option. The stock option awards tie a portion of executive compensation to the stock price and accordingly the financial results of the company. Hyperdynamics does not use a formula to determine stock and stock option awards to executives.  Stock option awards are not designed to be tied to yearly results. Hyperdynamics views stock option awards as a means to encourage equity ownership by executives and thus to generally align the interests of the executives with the shareholders.

Our 2010 Plan authorizes the Compensation Committee to grant stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees.  The Compensation Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of shareholders. This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics’ Common Stock, on a systematic basis.

We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with ASC 718, using either the Black-Scholes option pricing model or a Monte Carlo model, in the Summary Compensation Table and the Grants of Plan-Based Awards table. The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards. Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant. We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

Perquisites are determined on a case-by-case basis and currently, no executive officer receives such perquisites.  Two former officers during fiscal year 2010 did receive perquisites and include the following:

In accordance with his negotiated employment agreement, Harry Briers, a former officer, was provided a company car.  Kent Watts (former CEO, President and Director) was provided a company car pursuant to his employment agreement that terminated on July 1, 2009 pursuant to its terms.

How do we determine the amount for each element of executive officer compensation?

Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs. We consider such factors as competitive compensation packages as negotiated with our officers; evaluations of the CEO and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers’ ability to work in relationships that foster teamwork among our executive officers; officers’ individual skills and expertise, and labor market conditions. We do not, at this time, engage a third-party compensation consultant.

During the fiscal years ended June 30, 2009, 2010, and 2011, total executive compensation consists of base salary, bonuses and option awards. Generally, the option awards for executives negotiated in the executive’s contract, with an exercise price based on the market price on the grant date. Option awards are also granted to employees on a case by case basis throughout the year.  Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

The following table reflects each named officer’s base salary and option package for the fiscal year ended June 30, 2011:

	Base salary	% of CEO amount	Options	% of CEO amount
Ray Leonard, President and CEO	$330,000	100%	—	100%
Jason Davis, Vice President Finance and Treasurer	220,000	67%	100,000	n/a	%
Michael Palmer, Senior Vice President of Operations	220,000	67%	120,000	n/a	%

Administration of Executive Compensation

The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the CEO’s performance and sets his compensation.  The Compensation Committee also reviews the CEO’s recommendations for and sets the salaries and bonuses of other key officers and employees.

CEO involvement in compensation decisions

The CEO makes recommendations to the Compensation Committee concerning the employment packages of all subordinate officers.  Neither the CEO nor any other company officer or employee attends periodic executive sessions of the Compensation Committee.

How compensation or amounts realizable from prior compensation are considered

The amount of past compensation generally does not affect current year considerations because bonuses and long term incentives are awarded for each individual fiscal year’s job performance.

Tax considerations

Our compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans.  This includes compliance with Section 162(m) of the Internal Revenue Code, which limits our tax deduction for an executive’s compensation to $1 million unless certain conditions are met.  For fiscal year ended June 30, 2011 the full amount of all compensation provided to all executives was tax deductible to the Company.

Timing, grant date, and exercise price for stock option awards

Our policy is to award stock options upon hiring of the employee and on a case by case basis throughout the year.   Stock option exercise prices are the closing price on the date of grant. We also have made certain awards based on the completion of performance criteria.

Analysis of variations in individual NEO’s compensation

Each NEO’s compensation is detailed in the Compensation Tables.  Each NEO’s contract is described under the caption Agreements with Executives and Officers.

Employment Agreements with Current CEO and our Vice President of Finance

As more fully described below in “Agreements with Executives and Officers,” in July 2009, the Compensation Committee approved employment agreements with Ray Leonard, our current CEO and President, and Jason Davis, our Vice President of Finance and Treasurer.

COMPENSATION TABLES

The following tables show salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal years ended June 30, 2011 and 2010 for the Chief Executive Officer, Principal Financial Officer, and our other executive officers. Columns for which there was no compensation have been omitted.

SUMMARY COMPENSATION TABLE

Name &Principal			Stock Awards	Option	Bonus	All Other
Position (a)	Year (b)	Salary ($) (c)	($) (d) (1)	Awards ($) (e) (1)	($) (f) (2)	Compensation ($) (g) (3)	Total ($) (h)

Ray Leonard, President and CEO	2011	330,000	—	—	594,000	17,626	941,626
	2010	251,788	—	1,229,649	522,500	7,055	2,010,992

Jason Davis, Vice President of Finance and Treasurer	2011	210,000	—	371,663	160,000	16,226	757,889
	2010	193,125	—	301,681	125,531	8,944	629,281

Michael Palmer, Senior Vice President of Operations	2011	210,000	—	424,105	190,000	28,362	852,467

(1)                                 Columns (d) and (e): Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for option awards granted in fiscal year 2011.  For a description of the assumptions used for purposes of determining grant date fair value, see Note 12 to the Financial Statements included in this Annual Report on Form 10-K for the year ended June 30, 2011.

(2)                                 Column (f): Payments made on bonus pay-out in July 2011.

(3)                                 Colum (g): Payments made for perquisites that include relocation expense, and company matches of the 401(k) plan.

Bonuses and Stock Awards

The following tables show cash and stock awards made to the named executives in fiscal year 2011, their outstanding equity awards at the end of fiscal year 2011.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

					Under Non-Equity Incentive Plan Awards
						All Other Option Awards:
Name	Action Date	Grant Date (3)	Threshold	Target	Maximum	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value Awards of Stock & Options
(a)	(b)	(b)	($) (c)	($) (d)	($) (e)	(#)(f)	($/Share) (g)	($) (h)
Ray Leonard						—	$—	$—
Jason Davis	2/15/2011	2/15/2011				20,000	5.03	84,153
Jason Davis	6/30/2011	6/30/2011				80,000	4.30	287,511
Michael Palmer	5/18/2011	5/18/2011				25,000	3.96	82,686
Michael Palmer	6/30/2011	6/30/2011				95,000	4.30	341,419

As described in the Current Report on Form 8-K with the Securities and Exchange Commission on October 16, 2009, on October 12, 2009, the Board of Directors approved an amendment to Mr. Davis’ employment agreement, that modified the quarterly option grant provisions under his employment agreement.  Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 161,000 shares of Common Stock.  The grant was made pursuant to the 2010 Plan.  Mr. Davis’ option has an exercise price of $1.61, which was the closing price of our Common Stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 33% on anniversary date during each of the three years following the grant date.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
(a)	(#)(b) (3)	(#)(c)	(d)	(e)	(#)(f)	($)(g)

Ray Leonard	1,177,500		0.49	7/22/2014
Ray Leonard		2,322,500	0.49	7/22/2014
Jason Davis	45,000		0.42	7/1/2012
Jason Davis	53,667		1.61	10/9/2014
Jason Davis		107,333	1.61	10/9/2014
Jason Davis	100,000		0.90	1/8/2015
Jason Davis		20,000	5.03	2/15/2021
Jason Davis		80,000	4.30	6/30/2021
Michael Palmer	66,667		1.06	5/17/2020
Michael Palmer		133,333	1.06	5/17/2020
Michael Palmer		25,000	3.96	5/18/2021
Michael Palmer		95,000	4.30	6/30/2021

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2011

Name	No. of Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(#)	($)	(#)	($)

Michael Palmer (1)	100,000	398,000	—	—
Roger Friedberger (2)	152,000	480,125	—	—

(1) Mr. Palmer exercised 100,000 options on January 3, 2011.

(2) Mr. Friedberger exercised 22,500 options on September 7, 2010; 10,000 options on September 27, 2010; 30,000 options on October 14, 2010; and 90,000 options on February 17, 2011.

Agreements with Current Executives and Officers

Paul Reinbolt, our Chief Financial Officer, entered into an employment agreement effective August 8, 2011. This agreement has a three year term.  He will receive an annual base salary of $250,000, increasing to $275,000 upon the completion of six months of employment.  He also will be eligible for annual adjustments in the form of increases to his base salary. In addition to his base salary, he will receive a cash award opportunity with a target amount of 50% of his base salary and maximum amount of 100% of the base salary, subject to such other terms, conditions and restrictions as may be established by our Board of Directors or compensation committee.  He will receive stock options in an amount equal to 50% of the number of dollars of the cash award.  In other words, if the cash award is $200,000, he will receive an award of 100,000 incentive stock options.  The stock options will have an exercise price equal to the fair market value of our Common Stock on the date of grant, with one-third of these options vesting on each anniversary of the date of grant, and expiring five years after issuance and otherwise governed by the terms of our stock plan under which they were granted.

Effective August 8, 2011, an award of an option to purchase 400,000 shares of our Common Stock under our 2010 Plan was made to Mr. Reinbolt at an exercise price of $3.24, with 50% of the amount vesting on the first day of the month occurring one year thereafter, and the remaining 50% of the amount vesting on the first day of the month occurring two years thereafter.  The options have a five year term.  Of this 400,000 share option grant, options to purchase 200,000 shares will immediately vest if we terminate his employment without cause, which solely for purposes of that provision includes financial impropriety or an intentional act materially injuring us. On August 8, 2011, an award of an option to purchase an additional 400,000 shares of our Common Stock under our 2010 Plan was made to Mr. Reinbolt at an exercise price of $3.24, with 50% of these options vesting if and when our stock price closes at $9 per share for five consecutive trading days, and with the remaining 50% vesting if and when our stock price reaches a closing price of $12 per share for five consecutive trading days.  These options have a five-year term.

The Employment Agreement with Mr. Reinbolt may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties.  Mr. Reinbolt may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment.  Either we or Mr. Reinbolt may terminate the Employment Agreement without cause or without good reason.  If we terminate Mr. Reinbolt without cause, or if Mr. Reinbolt terminates for good reason, then Mr. Reinbolt will be entitled to receive one year’s base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

If Mr. Reinbolt’s employment is terminated during the two year period following a change of control for any reason other than death, inability to perform, or cause, or by him for good reason, and our stock price is above $9.00 per share,  then he will be entitled to receive a lump-sum amount equivalent to one year’s base salary plus his bonus award at the target level for the performance period in effect on the employment termination date, and he will have full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).  The lump sum payment is to be made on the 60th business day after the employment termination date.  If our stock price is between $7.50 and $9.00, then he will receive the payments and benefits stated above, but the cash payment will be reduced by 50%. In addition to the foregoing payments and benefits related to a change in control, if Mr. Reinbolt chooses to continue coverage under our health plan in accordance with COBRA, then we will reimburse him during the 18 month period following termination for the difference between the total amount of the COBRA premiums for the same coverage as in effect on termination that are actually paid by him and the total monthly amount of the same premiums charged to active senior executives of ours for health insurance coverage. The Employment Agreement also includes provisions for safeguarding of our confidential information and non-solicitation activities during employment and for a two year period subsequent to termination.

Jason Davis, our Vice President of Finance and Treasurer, entered into an employment agreement effective as of July 1, 2009.  This agreement has a two-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  The agreement provides that Mr. Davis will serve as our Chief Financial Officer and Principal Accounting Officer.  Under the terms of the agreement, Mr. Davis would receive an annual base salary of $185,000, which may be further increased at the sole discretion of the Compensation Committee.  This annual base salary was increased to $200,000 effective January 1, 2010.  Mr. Davis’ salary could be paid $92,500 per year in cash plus $92,500 payable in Common Stock under a 10b5-1 plan.  The Company has opted to pay all base salary in cash.  Mr. Davis is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.  Mr. Davis will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  In connection with his hiring, we granted Mr. Davis an option to purchase 45,000 shares of our Common Stock at an exercise price of $0.42 which immediately vested and expire three years after issuance.  Under his employment agreement, Mr. Davis was eligible to receive quarterly option grant to purchase 23,000 shares of our Common Stock.  On October 12, 2009, the Board of Directors approved an amendment to Mr. Davis’ employment agreement that modified the foregoing quarterly option grant provisions under his employment agreement.  Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 161,000 shares of Common Stock.  The option has an exercise price of $1.61, which was the closing price of our Common Stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 33% on the anniversary date during each of the three years following the grant date.  Finally, Mr. Davis will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Davis and his spouse and dependents in all benefits, plans and programs available to our executive employees.

We entered into an employment agreement with Ray Leonard, our current CEO, President and Director effective as of July 22, 2009, as amended, effective December 11, 2009.  This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer.  Under the terms of the agreement, the base salary on the effective date of the employment agreement was $180,000.  Mr. Leonard’s base salary increased to $330,000, effective January 1, 2010.  The base salary is subject to annual adjustments, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

In connection with his hiring in July 2009, we granted Mr. Leonard an option to purchase 500,000 shares of our Common Stock at an exercise price of $0.49 which immediately vested.  Mr. Leonard was also granted options to purchase 300,000 shares of our Common Stock at an exercise price of $0.49 that vests on a monthly basis over five years.  Both of these options will expire five years after issuance.  In addition to the foregoing equity award grants discussed above, under his employment agreement, we will annually award Mr. Leonard additional grants based on achieving longer term performance metrics that will be developed by Mr. Leonard and reviewed and approved by the Board and/or the Compensation Committee as further discussed below.

A stock option award will be made for the following three cumulative net cash to the Company equity capital money raising transactions beginning from the date first written above:

When $8 million cumulative is raised, the award is 210,000 stock options.

When $20 million cumulative is raised, the award is 390,000 stock options.

When $30 million cumulative is raised, the award is 600,000 stock options.

All awards vest 1/36 per month over a three-year period from the trigger event.  The Performance Option-Grant Awards options shall have a five year life, and the exercise price shall be $0.49.

A stock option incentive will be made based on achieving the following share price thresholds:

$2.00/share	90,000 stock options
$3.00/share	210,000 stock options
$5.00/share	600,000 stock options
$9.00/share	1,200,000 stock options

All awards vest 1/36 per month over a three-year period from the trigger event.  The Performance Option-Grant Awards options shall have a five-year life, and the exercise price shall be $0.49.  For awards related to the $2.00 and $3.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 15 consecutive trading days.  For awards related to the $5.00 and $9.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 5 consecutive trading days.

Beginning with the effective date of the employee agreement, and on an annual basis, Mr. Leonard will participate in any incentive compensation plan (“ICP”) applicable to Mr. Leonard’s position, as may be adopted by the Company from time to time and in accordance with the terms of such plan(s).  Mr. Leonard’s target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200% maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation Committee.  Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation Committee.  Metrics are as follows:

(i)           100% when industry presentation package is completed; 1,000 square kilometers of 3D is acquired; and a net cash to the Company an aggregate of $15,000,000 in new cash equity capital is raised beginning from the date first written above.

(ii)           200% when all items above are achieved plus either a net cash to the Company an aggregate of $25,000,000 of new cash equity capital is raised, or, a joint venture agreement related to the Company’s 2006 Production Sharing Agreement with the Republic of Guinea is executed.

Finally, Mr. Leonard will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

Current Director Compensation

The following table describes the current compensation arrangements in effect for independent directors for the next fiscal year.

Director	Quarterly fees	Options
Robert Solberg	$19,500	40,000	(1)
William Strange	$19,000	40,000	(1)
Herman Cohen	$17,500	40,000	(1)
Lord David Owen	$15,000	40,000	(1)
Fred Zeidman	$16,500	40,000	(1)

(1)    40,000 options to purchase Common Stock were granted on July 6, 2011 that will vest 50% on July 6, 2012 and 50% on July 6, 2013.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards		All Other Compensation	Total
Name	($)	($)	($)		($)	($)
Ray Leonard (1)	—	—	—		—	—

Robert A. Solberg	70,500	—	65,217	(2)	—	135,717
William O. Strange	40,907	—	123,515	(3)	—	164,422
Roger Friedberger (former Director)	38,000	—	57,544	(4)	—	95,544

Fred Zeidman	55,500	—	53,708	(5)	—	109,208
Lord David Owen	52,500	—	47,954	(6)	—	100,454
Herman Cohen	62,500	—	57,544	(7)	—	120,044

(1)   We do not provide additional compensation to employees that also serve as directors for their service on the Board of Directors.  All compensation paid to Mr. Leonard is reflected above in the Summary Compensation Table.

(2)   During the year ended June 30, 2011, Mr. Solberg received five-year options to purchase 68,000 shares of Common Stock.  The options vest 50% on June 30, 2011 and 50% on June 30, 2012 and have an exercise price of $1.09 based on the market value of the stock on the date of grant.

(3)   During the year ended June 30, 2011, Mr. Strange received five-year options to purchase 50,000 shares of Common Stock.  The options vest 50% on November 17, 2011 and 50% on November 17, 2012 and have an exercise price of $2.88

(4)   During the year ended June 30, 2011, Mr. Friedberger received five-year options to purchase 60,000 shares of Common Stock.  The options vest 50% on June 30, 2011 and 50% on June 30, 2012 and have an exercise price of $1.09.

(5)   During the year ended June 30, 2011, Mr. Zeidman received five-year options to purchase 56,000 shares of Common Stock.  The options vest 50% on June 30, 2011 and 50% on June 30, 2012 and have an exercise price of $1.09 based on the market value of the stock on the date of grant.

(6)   During the year ended June 30, 2011, Mr. Owen received five-year options to purchase 50,000 shares of Common Stock.  The options vest 50% on June 30, 2011 and 50% on June 30, 2012 and have an exercise price of $1.09 based on the market value of the stock on the date of grant.

(7)   During the year ended June 30, 2011, Mr. Cohen received five-year options to purchase 60,000 shares of Common Stock.  The options vest 50% on June 30, 2011 and 50% on June 30, 2012 and have an exercise price of $1.09 based on the market value of the stock on the date of grant.

In connection with the commencement of Ray Leonard’s employment with us as our Chief Executive Officer and President in July 2009, as more fully described above in “Agreements with Executives and Officers,” on July 22, 2009, our Board of Directors appointed Mr. Leonard to serve as a member of our Board of Directors.  Mr. Leonard does not receive compensation for service on our Board of Directors in addition to his compensation as Chief Executive Officer and President.

On June 30, 2011, the Board of Directors modified the structure by which we compensate our independent directors for service as members of our Board.  Each of our independent directors will be compensated for his service on our Board of Directors under the structure below The new compensation arrangements which became effective July 1, 2011, consist of the following:

•            Cash compensation consisting of quarterly payments, as applicable, of: (i) $11,000 for services as a director, (ii) $5,000 for service as the chairman of the Audit Committee and Government Relations Committee, (iii) $2,500 for service as a member of the Audit Committee or Government Relations Committee, (iv) $1,500 for service as a member of the Compensation Committee or Nomination Committee, and (v) $3,000 for service as the chairman of the Compensation Committee and Nomination Committee.

•            An annual grant, pursuant to a stock incentive plan, of options to purchase shares of our Common Stock.  The options are to be granted on or about July 1st of each year, have an exercise price equal to the closing price of our Common Stock on the day prior to the grant date, vest 50% on the first anniversary of the grant date and vest the remaining 50% on the second anniversary of the grant date.  The options will have a 5 year term.

Director Option Grants

On June 30, 2010, the Board made the annual grant (referenced above) of options to our directors as reflected in the table below.  The grants were made pursuant to the 2010 Plan.  Each option has an exercise price of $1.09, which was the closing price of our Common Stock on June 30, 2010 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and vest 50% on June 30, 2011 and 50% on June 30, 2012.  The following table sets forth the number of shares of our Common Stock underlying the options granted to each of our independent directors on June 30, 2010:

Name of Director	Shares of Common Stock Underlying Options
Robert A. Solberg	68,000
Roger D. Friedberger (former Director)	60,000
William O. Strange	—
Fred Zeidman	56,000
Herman Cohen	60,000
Hon. Lord David Owen	50,000

Compensation Committee Interlocks and Insider Participation

No executive officer of Hyperdynamics served as a member of the Board of Directors of any other public company during the year ended June 30, 2011.  No member of the Compensation Committee serves as an executive officer of any other public company during the year ended June 30, 2011.  No interlocking relationship exists between the members of our Compensation Committee and the Board of Directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee, consisting of Messrs. Solberg, Strange and Zeidman, is responsible for establishing and administering the executive compensation programs of Hyperdynamics.  The Compensation Committee of Hyperdynamics has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report.

THE COMPENSATION COMMITTEE

/s/ Robert Solberg
/s/ William Strange
/s/ Fred Zeidman

PROPOSAL 2.

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION

TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to provide for the classification of the Board of Directors into three classes with staggered terms.  On December 21, 2011, our Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

The Board of Directors determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment is approved by the stockholders, the Board of Directors currently intends to file, with the Secretary of State of the State of Delaware, a Certificate of Amendment to the Certificate of Incorporation reflecting such amendment as soon as practicable following stockholder approval.

The proposed amendment to our Certificate of Incorporation divides our Board of Directors into three classes, with one class to stand for election each year for a three-year term after the initial election. The proposal is based on the desire to maintain some degree of continuity on the Board of Directors. The classification of directors, however, also tends to discourage a third party from initiating a proxy solicitation or otherwise attempting to obtain control of our company and may maintain the incumbency of our Board of Directors, as this structure generally increases the difficulty of, or may delay, replacing a majority of directors. Our Amended and Restated Bylaws authorize our Board of Directors to fill vacancies or newly created directorships.  Pursuant to our Amended and Restated Bylaws, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may elect a successor to fill any vacancies or newly created directorships.

To preserve the classified board structure, the amendment to our Certificate of Incorporation also provides that a Director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such Director has been chosen, and until that Director’s successor has been elected and qualified or until his or her earlier resignation, removal or death.

If we adopt a classified board, then, pursuant to Delaware law and our Certificate of Incorporation and Amended and Restated Bylaws, our stockholders will be able to remove a Director during the Director’s term only for cause.  Therefore, if this proposal is approved, unless a Director is removed for cause by the vote of stockholders representing not less than a majority of the shares then entitled to vote at an election of directors, three annual elections will be needed to replace all of the directors on the classified Board of Directors.

The proposed amendment to our Certificate of Incorporation may, therefore, discourage an individual or entity from acquiring a significant stake in the Company with the intention of obtaining immediate control of the Board of Directors.  We are not currently aware of any present third-party plans to gain such control of the Company.

Our Certificate of Incorporation and Amended and Restated Bylaws currently include certain other provisions that may be considered anti-takeover mechanisms.  These mechanisms include a limitation on removal of directors, a requirement that vacancies may be filled only by the Board of Directors, restrictions on stockholder actions and preferred stock that may be issued by the Board of Directors without obtaining additional approval of our stockholders.  Each of these mechanisms, including our proposed amendment to our Certificate of Incorporation, may have the effect of deterring and making it more difficult for an unwelcomed bid to be successful, but they are not intended to discourage legitimate discussions or negotiations.

If the proposed amendment to our Certificate of Incorporation to provide for a staggered Board of Directors is adopted, it could have the following effects:

•                  encourage persons seeking to acquire control of the Company to initiate the acquisition through arm’s-length negotiations with the Company’s management and Board of Directors;

•                  reduce the possibility that a third party could implement a sudden and opportunistic change in control of the Board of Directors without the support of the then incumbent Board of Directors;

•                  reduce the possibility that a third party would make an opportunistic tender offer or otherwise attempt to obtain control of the Company without the support of the then incumbent Board of Directors; and

•                  discourage accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices).

The Board of Directors notes that classified boards have the potential effect of eroding stockholder value by deterring acquisition proposals.  However, the Board of Directors believes that the anti-takeover implications of a staggered system would preserve value for the Company’s stockholders by encouraging persons seeking control of the Company to negotiate with the Board of Directors and by making it more difficult for an unsolicited and opportunistic takeover attempt to succeed because the acquirer would be unable to obtain majority control of the Board of Directors for a period of at least two years. In summary, a staggered board structure should help to ensure that the Board of Directors and management would have appropriate time to review a surprise proposal from a third party that had acquired a block of the Company’s stock, and consider alternatives to the proposal and possibly attempt to negotiate a more favorable transaction for stockholders.

The Board of Directors also believes that a staggered board would provide other important benefits to the Company and its stockholders. A staggered board will help to assure the continuity and stability of the Company’s business strategies and management of the Company’s business because a majority of the Board of Directors at any given time will have prior experience as directors of the Company.

The Board of Directors has approved the following amendment to Article IX of the Certificiate of Incorporation, subject to approval of such amendment of the holders of the Company’s Common Stock as specified below.  The entire Article IX is to be deleted in its entirety and be replaced by the following:

“ARTICLE IX

The Board of Directors shall be and is divided, with respect to the duration of the term for which they hold office, into three classes, designated Class I, Class II, and Class III, which shall be as nearly equal in number as possible and as provided by resolution of the Board of Directors. Each Director nominated at an annual meeting of stockholders shall be elected by a plurality of votes cast at the election. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected, provided that at the first annual meeting of stockholders following the initial classification of the Board of Directors, the Class I Directors’ term of office shall expire and the Class I Directors shall be elected for a term of three years. At the second annual meeting of stockholders following such initial classification, the Class II Directors’ term of office shall expire and the Class II Directors shall be elected for a term of three years. At the third annual meeting of stockholders following such initial classification the Class III Director’s term of office shall expire and the Class III Directors shall be elected for a term of three years. At each subsequent annual meeting of stockholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.  Each Director shall hold office until his or her successor is elected and qualified.

Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors.  Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified.  No decrease in the number of Directors shall shorten the term of any incumbent Director.  In case of any increase or decrease, from time to time, in the number of authorized Directors constituting the whole Board of Directors, the number of Directors in each class shall be apportioned as nearly as equal as possible as determined by action of the Board of Directors.  Any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause.”

If the classified board structure is approved by our stockholders, the Board will adopt conforming changes to our Amended and Restated Bylaws.

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal.  Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to our Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms.

PROPOSAL 3.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN CONNECTION WITH ISSUING PREFERRED STOCK

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock.  On December 21, 2011, our Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

The Board of Directors determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.  This will provide the Board of Directors with flexibility in raising capital and power to the fullest extent provided now or in the future under Delaware law to issue preferred stock. If the proposed amendment is approved by the stockholders, the Board of Directors currently intends to file, with the Secretary of State of the State of Delaware, a Certificate of Amendment to the Certificate of Incorporation reflecting such amendment as soon as practicable following the stockholder approval.

Our current Certificate of Incorporation provides the Board of Directors with authority to issue preferred stock and to “fix and determine the preferences, limitations, and relative rights” of any series of preferred stock so issued.

In reviewing our current Certificate of Incorporation, we determined that it would be prudent to amend our Certificate of Incorporation to clarify the Board of Directors’ rights to issue preferred stock and to provide a non-exhaustive list of the types of powers, preferences, rights and limitations the Board of Directors would have the right to consider in creating and issuing a particular class or series of preferred stock.  These include, among others, the number of shares issued, the dividend rights of the shares and the voting rights of the shares.  We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of preferred stock to be authorized by the proposed amendment.

This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. Nevertheless, the issuance of preferred stock could dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, thereby increasing the cost of acquiring effective control of the Company, and the proposal could have the effect of deterring or rendering more difficult a merger, tender offer, proxy contest or other change of control transaction.

Paragraph (c) of Article IV of the Company’s Certificate of Incorporation currently provides as follows:

“(c)                            The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Delaware law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Delaware law.”

The Board of Directors has approved the following amendment to paragraph (c) Article IV, subject to approval of such amendment of the holders of the Company’s Common Stock as specified below.  The entire paragraph (c) of Article IV is to be deleted in its entirety and be replaced by the following:

“(c)                            The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)                                  The designation of the series, which may be by distinguishing number, letter or title.

(2)                                  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)                                  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)                                  Dates at which dividends, if any, shall be payable.

(5)                                  The redemption rights and price or prices, if any, for shares of the series.

(6)                                  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7)                                  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8)                                  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9)                                  Restrictions on the issuance of shares of the same series or of any other class or series.

(10)                            The voting rights, if any, of the holders of shares of the series.”

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the Certificate of Incorporation to provide more detail with respect to the powers with respect to the powers of the Board of Directors in connection with issuing preferred stock will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal.  Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the proposed amendment to the
Certificate of Incorporation to provide more detail with respect to the powers of the
Board in connection with issuing preferred stock.

PROPOSAL 4.

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Stockholders are being asked to approve an amendment to our Certificate of Incorporation, to increase the number of authorized shares of our Common Stock from 250,000,000 to 350,000,000. On December 21, 2011, our Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

The Board of Directors determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment is approved by the stockholders, the Board of Directors currently intends to file, with the Secretary of State of the State of Delaware, a Certificate of Amendment to the Certificate of Incorporation reflecting such amendment as soon as practicable following stockholder approval.

Our Board has proposed this increase in authorized shares of Common Stock to ensure that we have sufficient shares of Common Stock available for general corporate purposes including, without limitation, to have sufficient shares of Common Stock available underlying the securities previously issued or to complete equity financings or acquisitions, establish strategic relationships with corporate and other partners, and provide equity incentives to employees.  As disclosed in our public filings, we are also exploring additional financing opportunities and will likely issue such equity when an opportunity presents itself.  Currently, we do not have any specific plans, arrangements, undertakings or agreements to issue shares in connection with the foregoing prospective activities.

Our Certificate of Incorporation currently authorizes the issuance of up to 250,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”).  We previously designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but as of close of business on the Record Date, there were no shares of Preferred Stock issued and outstanding. The proposed amendment will not, if adopted, result in an increase in the number of authorized shares of Preferred Stock.

Of the 250,000,000 shares of Common Stock currently authorized, as of the close of business on the Record Date, there were [—] shares of Common Stock issued and outstanding.  Furthermore, we have reserved for future issuance:

•                  5,049,334 shares of Common Stock upon the exercise of outstanding options granted under the 1997 Plan;

•                  5,755,187 shares of Common Stock upon the exercise of outstanding options granted under the 2010 Plan; and

•                  3,428,693 shares of Common Stock upon the exercise of warrants issued and outstanding.

If the proposed amendment is approved, then after the Annual Meeting, there will still be [—] shares of Common Stock issued and outstanding.

As is the case with the current authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this proposed amendment could be issued upon approval by our Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation applicable law, regulatory agencies or the NYSE rules.  Under our Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Company.  In addition, if we issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on the earnings per share of the Company’s currently outstanding shares of Common Stock.

We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of preferred stock to be authorized by the proposed amendment.

The following table sets forth the total number of: (1) authorized shares of our Common Stock, (2) outstanding shares of our Common Stock, (3) reserved shares of our Common Stock, (4) shares of our Common Stock available for issuance,

(5) proposed shares authorized by this Proposal 4 and (6) Common Stock available for issuance if this Proposal 4 is approved by the stockholders.

Currently Authorized Shares	Currently Outstanding Shares(1)	Shares Currently Reserved for Issuance	Shares Currently Available for Issuance	Proposed Authorized Shares (2)	Shares Potentially Available for Issuance(3)
250,000,000	156,776,065	14,233,214	78,990,724	350,000,000	178,990,724

(1)	As of the close of business on December 19, 2011.
(2)	The number of authorized shares of our Common Stock, if this Proposal 4 is approved by our stockholders.
(3)	The number of shares of our Common Stock available for issuance, if this Proposal 4 is approved by our stockholders.

This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure.  Nevertheless, the proposed increase in the number of authorized shares of Common Stock may discourage or make it more difficult to effect a change in control of the Company.  For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Company, whether or not the change in control is favored by a majority of our unaffiliated stockholders.  We could also privately place shares of Common Stock with purchasers who would side with our Board in opposing a hostile takeover bid.

Paragraph (a) of Article IV of the Company’s Certificate of Incorporation currently provides for 250,000,000 shares of Common Stock and that no share of Common Stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

The Board of Directors has approved the following amendment to paragraph (a) of Article IV of the Certificate of Incorporation, subject to approval of such amendment of the holders of the Company’s Common Stock as specified below.  The entire paragraph (a) of Article IV is to be deleted in its entirety and be replaced by the following:

“ARTICLE IV

(a)                                  The aggregate number of shares of common stock which the corporation shall have the authority to issue is 350,000,000 shares of common stock, par value $.001 per share.  No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.”

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 250,000,000 to 350,000,000 will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal.  Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the proposed amendment to the
Certificate of Incorporation to increase the total number of authorized shares of Common Stock.

PROPOSAL 5.

AMENDMENT TO THE COMPANY’S 2010 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve an amendment to the Company’s 2010 Equity Incentive Plan.  On July 7, 2011, our Board of Directors, upon the recommendation of the Compensation Committee unanimously adopted a resolution approving, subject to approval by our stockholders, an amendment to increase the number of shares available for issuance under the 2010 Plan by 5,000,000 shares (from 5,000,000 to 10,000,000 shares), and to make other clarifying, conforming and updating changes related to this proposed amendment to the 2010 Plan.

Our Board of Directors believes that the proposed amendment of the 2010 Plan is in the best interests of, and will provide long-term advantages to us and our stockholders and recommends its approval by our stockholders.  Our Board of Directors believes that the number of shares of Common Stock currently available for issuance under the 2010 Plan is insufficient in view of our compensation structure and strategy since there will not be enough shares remaining for any future annual equity incentive grants after our equity incentive grants for the fiscal year ended June 30, 2011 are fully vested. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees and non-employee members of our Board of Directors is material to our success and would be enhanced by our continued ability to make grants under the 2010 Plan. We are seeking to increase the available share pool by 5,000,000 shares.

Although the Company has not conducted any salary survey, based on its interviews with prospective employees and on the industry experience of management the Company believes the salaries it pays to its employees are at or below industry median.  The Company also believes it is able to attract high quality employees by providing stock option grants upon the hiring of new employees.  The Company views its stock option program as being attractive for prospective employees by providing potential upside in the case of success and as a retention tool due to the vesting periods of the options.

As of December 19, 2011: (i) 5,755,187 shares of our Common Stock were subject to outstanding options under the 2010 Plan (with the outstanding options having a weighted average exercise price of $3.71 per share and a weighted average term to maturity of 7.4 years), and (ii) 125,000 shares of our Common Stock were previously subject to stock options that were later cancelled or expired.

Subsequent to the adoption by the Board of Directors of the amendment increasing the authorized shares under the 2010 Plan, we have granted options to acquire an aggregate of 1,103,520 shares of Common Stock, subject to stockholder approval of the amendment.  No such options will be exercisable unless our stockholders approve the amendment to the 2010 Plan.  As an inducement to prospective employees to become employees of the Company, we agreed to pay them cash (at the rate of $1 per share) if the amendment to the 2010 Plan is not adopted, as the lack of approval would have the effect of nullifying their option grants.  Options to purchase an aggregate of 923,000 shares of Common Stock are subject to this arrangement.  Accordingly, we would have a liability of $923,000 if the amendment to the 2010 Plan is not approved by our stockholders.

Our Compensation Committee recommended to the Board of Directors that the proposal to approve the amendment of the 2010 Plan be submitted to our stockholders for their approval at the Annual Meeting.

The principal terms and provisions of the 2010 Plan, as proposed to be amended, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2010 Plan and is qualified in its entirety by reference to the complete text of the amendment to the 2010 Plan, which is included in Appendix A to this Proxy Statement.

Summary of the 2010 Equity Incentive Plan

The 2010 Plan authorizes the Compensation Committee, subject to delegation by the Board of Directors, to grant options, restricted stock, restricted stock units, or any combination thereof.  The Compensation Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.  The following paragraphs provide a summary of the principal features of the 2010 Plan and its operation.  This summary is qualified in its entirety by reference to the applicable provisions of the 2010 Plan, a copy of which was included as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 15, 2010.

Shares Available for Issuance

Prior to the amendment of the 2010 Plan described above, the 2010 Plan provided that no more than 5,000,000 shares of our Common Stock may be issued for awards.  If there is any change in the Company’s Common Stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Compensation Committee will make adjustments to the aggregate number and kind of shares subject to the 2010 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants.  If an award granted under the 2010 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2010 Plan.

Eligibility

Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.

Administration

The 2010 Plan will be administered by the Compensation Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate.

Types of Awards

Under the terms of the 2010 Plan, the Compensation Committee can grant any of the following instruments, or a combination thereof.

Stock Options.  The Compensation Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options.  The Compensation Committee will set option exercise prices and terms, except that the exercise price of an incentive stock option may be no less than 100% of the fair market value of the shares on the date of grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the shares on the date of grant).  At the time of grant, the Compensation Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Restricted Stock Awards.  The Compensation Committee may grant awards of restricted stock under the 2010 Plan.  A restricted stock award is an award pursuant to which the Company may, grant or sell, at par value or such other higher purchase price determined by the Compensation Committee, in its sole discretion, shares of stock subject to restrictions and conditions as the Compensation Committee determines at the time of grant, which purchase price is payable in cash or by promissory note as determined by the Compensation Committee.  Vesting restrictions shall be based on continuing employment and/or achievement of pre-established performance goals and objectives.  The terms and conditions of the agreement shall be determined by the Compensation Committee, and the terms and conditions may differ among individual awards and participants.

Restricted Stock Units.  The Compensation Committee may grant awards of restricted stock units under the 2010 Plan.  A restricted stock unit award is an award determined by reference to a number of shares of the Company’s Common Stock subject to such restrictions and conditions as the Compensation Committee shall determine at the time of grant.  Settlement of an award of restricted stock units will occur upon expiration of the vesting period specified for the restricted stock unit by the Compensation Committee.  Restricted stock units will be satisfied at settlement by the delivery of cash and/or Common Stock in the amount equal to the fair market value for the specified number of shares of Common Stock covered by the restricted stock units, as set forth in the award agreement.  Vesting restrictions will be based on continuing employment and/or achievement of pre-established performance goals and objectives as the Compensation Committee sets forth in the award agreement.

Amendment and Termination of the 2010 Equity Incentive Plan

The Board of Directors may amend, alter or discontinue the 2010 Plan, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the 2010 Plan, then to the extent so required, stockholder approval will be obtained.  The 2010 Plan terminates on February 18, 2020.

Equity Compensation Plan Information

The following table gives aggregate information under all equity compensation plans of Hyperdynamics as of June 30, 2011.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)
Plan Category	A	B	C
Equity compensation plans approved by security holders	9,274,854	$1.85	1,069,480
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	9,274,854	$1.85	1,069,480

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to the Company and to recipients of certain awards under the 2010 Plan.  The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect.  The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2010 Plan.

Nonqualified Stock Options.  A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time.  When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Company stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.

Incentive Stock Options.  A recipient will not have any income at the time an incentive stock option (“ISO”) is granted.  Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised.  However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient.  If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code.  Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price.  The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock or Restricted Stock Units.  A participant generally will not have taxable income upon grant of restricted stock or restricted stock units.  Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid.  For restricted stock that does not vest at the time of grant, a participant instead may elect to be taxed at the time of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the 2010 Plan will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” this proposal.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the proposed amendment to the
2010 Plan to increase the total number of
authorized shares of Common Stock under the 2010 Plan.

PROPOSAL 6.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2012.  The Board will reconsider the appointment if it is not ratified.  The affirmative vote of a majority of the votes cast at the meeting is required for ratification.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions.

Change in Certifying Accountant

During the two most recent fiscal years, the Company has had a change in its certifying accountant.  On June 15, 2011, we discharged our former certifying accountant, GBH CPAs, PC.  During the past two fiscal years, there were no adverse opinions or disclaimers of opinion, or qualifications or modifications as to uncertainty, audit scope, or accounting principles by GBH CPAs, PC in those reports. The decision to change accountants was approved by our Audit Committee of the Board of Directors.  During the two fiscal years and during the interim period commencing on July 1, 2010 and ending on June 15, 2011, preceding the discharge of GBH CPAs, PC as our principal accountants, there were no disagreements with GBH CPAs, PC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GBH CPAs, PC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. GBH CPAs, PC did not advise us:  (A) that internal controls necessary to develop reliable financial statements did not exist; or (B) that information had come to its attention which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or (C) that the scope of the audit should have been expanded significantly, or that information had come to its that it concluded would, or if further investigated might, (i) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might prevent the issuance of an unqualified audit report), and (ii) cause it to be unwilling to rely on management’s representations or be associated with our financial statements; or (D)(1) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either:  (i) a previously issued audit report or the underling financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to GBH CPAs, PC’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) that there were any issues that had not be resolved to GBH CPAs, PC’s satisfaction prior to its dismissal.

On June 15, 2011, we engaged Deloitte & Touche to be our new certifying accountant.  During the two fiscal years and during the interim period commencing on July 1, 2010 and ending on June 15, 2011, preceding the appointment of Deloitte & Touche LLP as our principal accountants, we did not consult with Deloitte & Touche LLP regarding: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and neither written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

We provided the disclosure contained herein to GBH CPAs, PC, which provided a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree.  That letter was filed as Exhibit 16.1 to our Form 8-K filed with the SEC on June 17, 2011.

Audit Fees

Our former Certifying Accountant: GBH CPAs, billed us in the aggregate amount of $163,965 and $145,308 for the fiscal years ended June 30, 2011 and 2010, for professional services related to: their reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements (there were no Sarbanes-Oxley 404 attest services for the fiscal year ended June 30, 2010).

Our current Certifying Accountant: Deloitte & Touche LLP, billed us in the aggregate amount of $130,000 for the fiscal year ended June 30, 2011, for professional services related to their audit of our annual financial statements in our Form 10K and Sarbanes-Oxley 404 attest services for the fiscal year ended June 30, 2011.

Audit-Related Fees

Our former Certifying Accountant: GBH CPAs, billed us $21,315 for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company’s financial statements for the fiscal year ended June 30, 2011.

Tax Fees

Malone & Bailey, PC billed us in the aggregate amount of $18,630 and $27,840 professional services rendered for tax related services for the fiscal year ended June 30, 2011 and 2010, respectively.

All Other Fees

Former Certifying Accountant: GBH CPAs, did not perform, and accordingly did not bill us for, professional services rendered for any other services for the fiscal year ended June 30, 2011.

Current Certifying Accountant: Deloitte & Touche LLP did not perform, and accordingly did not bill us for, professional services rendered for any other services for the fiscal years ended June 30, 2011 and 2010.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service.  The Audit Committee pre-approved 100% of GBH CPAs and Deloitte & Touche LLP fees, respectively, for audit services in year 2011, 2010 and 2009.  Fees for audit-related services performed by GBH CPAs and Deloitte & Touche LLP fees in fiscal years 2011, 2010 and 2009 were not recognized by us at the time of the engagement to be non-audit services.  Except as indicated above, there were no fees other than audit fees for years 2011, 2010 and 2009, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2012 will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” this proposal.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the ratification
of the appointment of the independent registered public accounting firm.

OTHER MATTERS

The Company does not currently know of any other matters that may come before the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2012 fiscal year, proposals by individual stockholders must be received by us no later than September 14, 2012.  If we change the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our 2012 fiscal year to be properly brought before such meeting, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due pursuant to the Amended and Restated Bylaws, and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is be delivered as described above not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.  Stockholders submitting a notice of a proposal must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as well as with the requirements of the Company’s Amended and Restated Bylaws.

OTHER BUSINESS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

Dated:  January [—], 2012

Robert A. Solberg
Chairman of the Board

* * * * *

12012 WICKCHESTER LANE, SUITE 475

HOUSTON, TEXAS 77079

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYPERDYNAMICS CORPORATION

The Board of Directors recommends you vote FOR the below proposals and nominees:

1.	To elect six director nominees. If Proposal 2 is approved, such directors will serve in Class I, Class II or Class III, as described in the Proxy Statement.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

	01) Ray Leonard	05) Lord David Owen	☐	☐	☐
	02) Robert A. Solberg	06) Fred Zeidman
03) Herman Cohen
04) William O. Strange
						For	Against	Abstain

2.	To amend the Company’s Certificate of Incorporation to classify the Board of Directors into three classes with staggered terms.					☐	☐	☐

3.	To amend the Company’s Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing Preferred Stock.					☐	☐	☐

4.	To amend the Company’s Certificate of Incorporation to increase the number of shares of shares of Common Stock authorized for issuance from 250,000,000 shares to 350,000,000 shares.					☐	☐	☐

5.	To amend the Company’s 2010 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 5,000,000 shares to 10,000,000 shares.					☐	☐	☐

6.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2012.					☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned.  If no direction is made, this proxy will be voted FOR each of the nominees listed in proposal1 and FOR proposals 2, 3, 4, 5, and 6.  If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.  Please sign your name exactly as it appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.  When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

HYPERDYNAMICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 17, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

M19038-P88497

HYPERDYNAMICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 17, 2012

The undersigned hereby appoints Ray Leonard and Robert A. Solberg, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of Common Stock of Hyperdynamics Corporation (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, Astor Ballroom, on Friday, February 17, 2012 at 8:00 a.m. (CST), and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3, 4, 5, AND 6.

This proxy, when properly executed, will be voted in the manner directed herein.  If no directions are given by the person(s) executing this proxy, the shares will be voted “FOR” the election of each of the nominees for director named on the reverse side and “FOR” proposals 2, 3, 4, 5, AND 6.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE AS INDICATED ON THE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE